UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2011
AMICUS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33497	71-0869350

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Cedar Brook Drive, Cranbury, NJ	08512

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (609) 662-2000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On May 24, 2011, the stockholders of Amicus Therapeutics, Inc. (the “Company”) approved the Amended and Restated 2007 Equity Incentive Plan (the “Plan”) at the Company’s 2011 Annual Meeting of Stockholders (the “Annual Meeting”). The amendments to the Plan make an additional 5,000,000 shares of the Company’s common stock available for issuance and increase the maximum number of shares within the Plan that may be issued as restricted stock, restricted stock units, stock grants and any other similar awards from 300,000 to 1,146,600 shares.
The foregoing description of the Plan is not complete and is qualified in its entirety by reference to the Plan filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting held on May 24, 2011, the Company’s stockholders elected Alexander E. Barkas, Ph.D. and James Barrett, Ph.D. as Class I directors each to serve a three-year term expiring at the 2014 Annual Meeting of Stockholders or until their respective successors have been elected. In addition, the stockholders approved the Plan and ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The final voting results on these matters were as follows:
1.	Election of Directors

Nominee	Votes For	Votes Withheld
Alexander E. Barkas, Ph.D.	28,104,978	71,618
James Barrett, Ph.D.	28,126,851	49,745
2.	Approval of Amended and Restated 2007 Equity Incentive Plan

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
26,654,244	1,518,808	3,544	2,517,581
3.	Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2011

Votes For	Votes Against	Votes Abstain
30,691,634	25	2,518
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:	The Exhibit Index annexed hereto is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.
Date: May 25, 2011	By:	/s/ GEOFFREY P. GILMORE
	Name:	Geoffrey P. Gilmore
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated 2007 Equity Incentive Plan